UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:  February 24, 2016

(Date of earliest event reported)

A.M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220

Oak Brook, IL 60523

(Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Issuance of Senior Secured Notes due 2018

As previously announced, on February 8, 2016 (the “Early Settlement Date”), A.M. Castle & Co. (the “Company”) issued $148,422,000 aggregate principal amount of 12.75% Senior Secured Notes due 2018 (the “New Notes”) in connection with the early settlement of its previously-announced, private exchange offer and consent solicitation (the “Exchange Offer”) to certain eligible holders to exchange a like amount of New Notes for their 12.75% Senior Secured Notes due 2016 (the “Existing Notes”).

Following the Early Settlement Date, an additional $54,897,000 aggregate principal amount of the Existing Notes were validly tendered and not withdrawn prior to the Expiration Date. The Company has accepted all validly tendered and not withdrawn additional Existing Notes and issued $54,897,000 aggregate principal amount of New Notes in exchange for the like amount of Existing Notes.

Therefore, $203,319,000 aggregate principal amount (or 96.8%) of the total $210,000,000 aggregate principal amount of Existing Notes have been exchanged for a like amount of New Notes, leaving $6,681,000 aggregate principal amount of the Existing Notes outstanding with a maturity of December 15, 2016.

All of the New Notes were issued pursuant to the indenture, dated as of February 8, 2016 (the “New Indenture”), among the Company, certain subsidiaries of the Company and U.S. Bank National Association, as trustee and collateral agent. The Company did not receive any cash proceeds in connection with the Exchange Offer and issuance of the New Notes.

The complete text of the New Indenture was filed as Exhibits 4.2 to the Company’s Form 8-K filed on February 11, 2016 and is incorporated herein by reference.

Cautionary Statement on Risks Associated with Forward Looking Statements

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that the Company expects to achieve from recently announced corporate initiatives, including facility closures and organizational changes.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals and plastics prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

February 24, 2016	By:	/s/ Marec E. Edgar
Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer